Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3
(Form Type)

HAFNIA LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preference Shares	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Rights	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Units	(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
Hafnia Limited (the “Registrant”) is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be sold from time to time. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder.